Exhibit 99.1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

(ADOPTED NOVEMBER 14, 2006, AMENDED AND RESTATED MARCH 14, 2008)

Section 1.

PURPOSE

The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase or receive Shares, or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients by providing an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.  The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units,  Stock Appreciation Rights, Dividend Equivalents and Other Stock-Based Awards to aid the Company in obtaining these goals.

Section 2.

DEFINITIONS

Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Incentive Award Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.  Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Incentive Award Agreements issued under this Plan.

2.1                                 Affiliate means Behringer Harvard Holdings, LLC, Behringer Harvard Partners, LLC, Behringer Harvard Multifamily Advisors I LP, Behringer Securities LP, HPT Management Services LP, BHMF Partners, LLC, Behringer Harvard Multifamily OP I LP, and BHMF Business Trust.

2.2                                 Board means the Board of Directors of the Company.

2.3                                 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

2.4                                 Change of Control means either of the following:

(a)                                  any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

(b)                                 any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

2.5                                 Code means the Internal Revenue Code of 1986, as amended.

2.6                                 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof.  Any such committee shall be comprised entirely of Directors or such other persons as permitted under applicable law.

2.7                                 Common Stock means the common stock of the Company.

2.8                                 Company means Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation, and any successor to such organization.

2.9                                 Constructive Discharge means a termination of employment with the Company by an Employee due to any of the following events if the termination occurs within thirty (30) days of such event:

(a)                                  Forced Relocation or Transfer.  The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent on the Employee’s being transferred to a site of employment which is located further than 50 miles from the Employee’s current site of employment.  For this purpose, an Employee’s site of employment shall be the site of employment to which they are assigned as their home base, from which their work is assigned, or to which they report, and shall be determined by the Committee in its sole discretion on the basis of the facts and circumstances.

(b)                                 Decrease in Salary or Wages.  The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a salary or wage rate which is less than the Employee’s prior salary or wage rate.

(c)                                  Significant and Substantial Reduction in Benefits.  The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a reduction in the pension, welfare or fringe benefits provided which is both significant and substantial when expressed as a dollar amount or when expressed as a percentage of the Employee’s cash compensation.  The determination of whether a reduction in pension, welfare or fringe benefits is significant and substantial shall be made on the basis of all pertinent facts and circumstances, including the entire benefit (pension, welfare and fringe) package provided to the Employee, and any salary or wages paid to the Employee.  However, notwithstanding the preceding, any modification or elimination of benefits which results solely from the provision of new benefits to an Employee by a successor employer as a result of a change of the Employee’s employment from employment with the Company to employment with such successor shall not be deemed a Significant and Substantial Reduction in Benefits where such new benefits are identical to the benefits provided to similarly situated Employees of the successor.

2.10                           Director means a member of the Board.

2.11                           Dividend Equivalents mean a right to receive payments based on the dividends paid by the Company to its stockholders pursuant to the terms of Section 7.6.

2.12                           Eligible Recipient means an Employee and/or a Key Person.

2.13                           Employee means a common law employee of the Company, a Subsidiary, a Parent or an Affiliate.

2.14                           Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15                           Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.16                           Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

(a)                                  If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(b)                                 If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

(c)                                  In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

2.17                           FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

2.18                           Incentive Award means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, a Stock Appreciation Right, a Dividend Equivalent or an Other Stock-Based Award.

2.19                           Incentive Award Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of an Incentive Award.

2.20                           Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.21                           ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.

2.22                           Key Person means (1) a member of the Board who is not an Employee, or (2) a consultant or advisor; provided, however, that such consultant or advisor must be a natural person who is providing or will be providing bona fide services to the Company, a Subsidiary, a Parent or an Affiliate, with such services (1) not being in connection with the offer or sale of securities in a capital-raising transaction, and (2) not directly or indirectly promoting or maintaining a market for securities of the Company, a Subsidiary, a Parent or an Affiliate, within the meaning of the general instructions to SEC Form S-8.

2.23                           NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code §422.

2.24                           Option means an ISO or a NQSO.

2.25                           Other Stock-Based Awards means such other Incentive Awards other than those specifically described in the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares and granted pursuant to the terms of Section 7.7

2.26                           Outside Director means a Director who is not an Employee and, effective upon the Company registering any of its equity securities under the 1934 Act, who qualifies as (1) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

2.27                           Parent means any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Incentive Award, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.  However, for purposes of interpreting any Incentive Award Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Incentive Award and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

2.28                           Participant means an individual who receives an Incentive Award hereunder.

2.29                           Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).

2.30                           Plan means the Behringer Harvard Multifamily REIT I, Inc. Amended and Restated 2004 Incentive Award Plan, as may be amended from time to time.

2.31                           Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Incentive Award Agreement pertaining to the award and may be subject to forfeiture by the individual until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Incentive Award Agreement pertaining to the award.

2.32                           Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Incentive Award Agreement.

2.33                           SAR Exercise Price means the amount per Share specified in an Incentive Award Agreement with respect to a Stock Appreciation Right, the excess of the Fair Market Value of a Share over and above such amount, the holder of such Stock Appreciation Right may be able to receive upon the exercise or payment of such Stock Appreciation Right.

2.34                           Share means a share of the Common Stock of the Company.

2.35                           Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Shares, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right for each Share subject to the Stock Appreciation Right.

2.36                           Subsidiary means any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Incentive Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  However, for purposes of interpreting any Incentive Award Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Incentive Award and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.37                           Ten Percent Stockholder means a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent.

Section 3.

SHARES SUBJECT TO INCENTIVE AWARDS

3.1                                 Shares Subject to Incentive Awards.  The total number of Shares that may be issued pursuant to Incentive Awards under this Plan (and the total number of Shares that may be issued pursuant to the exercise of ISOs under this Plan) shall not exceed ten million, as adjusted pursuant to Section 10.  Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2                                 Availability of Shares not Delivered.  Any Shares subject to an Incentive Award that have not been issued under such Incentive Award as of the date of  the cancellation, expiration or exchange of such Incentive Award thereafter shall again become available for grant under this Plan.   If any Shares issued pursuant to an Incentive Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such Shares, then the Shares forfeited back or repurchased shall revert to and again become available for issuance under the Plan.

If any Incentive Award, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Incentive Award, the Shares shall, to the extent of such cash settlement or non-issuance, again be available for grant under the Plan, subject to the last sentence of this paragraph.  Subject to the last sentence of this paragraph, in the event that any Incentive Award granted hereunder is exercised through the tendering of  Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Incentive Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the number of Shares issued under the Award and any Shares not tendered or withheld shall not be considered issued and shall again be available under the Plan.  Notwithstanding anything in this Section 3.2 to the contrary and solely for purposes of determining whether Shares are available for the grant of ISOs, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 3.2 that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

3.3                                 Annual Limitation on Grants to Participants.   Notwithstanding anything herein to the contrary, after Incentive Awards granted under the Plan are subject to the tax deductibility limitations of Section 162(m) of the Code, no Participant may be granted Incentive Awards covering an aggregate number of Shares in excess of five million in any calendar year, and any Shares subject to an Incentive Award which again become available for use under this Plan after the cancellation, expiration or exchange of such Incentive Award thereafter shall continue to be counted in applying this calendar year Participant limitation.

Section 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption, provided the stockholders of the Company approve this Plan within twelve (12) months after such effective date.  If such effective date comes before such stockholder approval, any Incentive Awards granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

Section 5.

ADMINISTRATION

5.1                                 General Administration.  This Plan shall be administered by the Board.  The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan.  The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances.  The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2                                 Authority of the Board.  Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Incentive Awards in a manner consistent with the Plan, to determine the terms and conditions of Incentive Awards in a manner consistent with the Plan, to construe and interpret the

Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Incentive Awards as allowed under the Plan and such Incentive Awards.  Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.

5.3                                 Delegation of Authority.  The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Director or to a Committee of one or more other persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law.  The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board.  The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board.  Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan.  Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part.  With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Incentive Awards that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Incentive Awards to Insiders that will be exempt from Section 16(b) of the Exchange Act.

5.4                                 Decisions Binding.  All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

5.5                                 Indemnification for Decisions. No member of the Board, the Committee (or a sub-committee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.  Service on the Committee (or a sub-committee thereof) shall constitute service as a Director or an officer (as applicable) of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as Directors or officers, as applicable, of the Company pursuant to its articles of incorporation, bylaws and applicable law.  In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company:  (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Incentive Award granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.  The Company shall not indemnify or hold harmless the member of the Board or the Committee (or a subcommittee thereof) if: (a) in the case of a Director or other person (other than an independent Director), the loss or liability was the result of negligence or misconduct by the Director or other person, or (b) in the case that the Director is an independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Director.  Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from the Stockholders.

Section 6.

ELIGIBILITY

Eligible Recipients selected by the Board shall be eligible for the grant of Incentive Awards under this Plan, but no Eligible Recipient shall have the right to be granted an Incentive Award under this Plan merely as a result of his or her status as an Eligible Recipient.  Only Employees of the Company, a Parent or a Subsidiary, shall be eligible to receive a grant of ISO’s.

Section 7

TERMS OF INCENTIVE AWARDS

7.1                                 Terms and Conditions of All Incentive Awards.

(a)                                  Grants of Incentive Awards.  The Board, in its absolute discretion, shall grant Incentive Awards under this Plan from time to time and shall have the right to grant new Incentive Awards in exchange for outstanding Incentive Awards, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price.  Incentive Awards shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Incentive Awards, or to grant Incentive Awards to all Eligible Recipients, or to grant all Incentive Awards subject to the same terms and conditions.

(b)                                 Shares Subject to Incentive Awards.  The number of Shares as to which an Incentive Award shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

(c)                                  Incentive Award Agreements.  Each Incentive Award shall be evidenced by an Incentive Award Agreement executed by the Company, a Parent or a Subsidiary, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.

(d)                                 Date of Grant.  The date an Incentive Award is granted shall be the date on which the Board (1) has approved the terms and conditions of the Incentive Award Agreement, (2) has determined the recipient of the Incentive Award and the number of Shares covered by the Incentive Award and (3) has taken all such other action necessary to direct the grant of the Incentive Award.

7.2                                 Terms and Conditions of Options.

(a)                                  Necessity of Incentive Award Agreements.  Each grant of an Option shall be evidenced by an Incentive Award Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable during any calendar year.  The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b)                                 Determining Optionees.  In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan.  An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options.  If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

(c)                                  Exercise Price.  Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Incentive Award Agreement.  With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted.  With respect to each grant of an ISO to a Participant who is a Ten Percent

Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted.  If an Option is a NQSO, the Exercise Price for each Share shall be no less than the Fair Market Value on the date the NQSO is granted, provided that an NQSO may be granted with any exercise price less than the Fair Market Value, so long as the NQSO contains (i) such additional terms as necessary to comply with or be exempt under Section 409A of the Code; (ii) the exercise price is equal to or greater than the minimum price required by applicable state law or the minimum price required by the Company’s governing instrument and (iii) if the NQSO is intended to meet the FLSA Exclusion, the NQSO must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of the Shares subject thereto on the date granted determined as of the date of such grant. Any Option intended to meet the Performance-Based Exception must be granted with an Exercise Price equal to or greater than the Fair Market Value of the Shares subject thereto determined as of the date of such grant.

(d)                                 Option Term.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Incentive Award Agreement, but no Incentive Award Agreement shall:

(i)                                     make an Option exercisable before the date such Option is granted; or

(ii)                                  make an Option exercisable after the earlier of:

(A)                               the date such Option is exercised in full, or

(B)                               the date that is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Stockholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Stockholder.  An Incentive Award Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability.  The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Incentive Award Agreement.

(e)                                  Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares.  Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in (i) cash (including by check or money order), (ii) unless the Incentive Award Agreement provides otherwise, by delivery to the Company of a number of Shares (either previously owned Shares or Shares from those to be received upon exercise of the Option (i.e., a “net exercise”)) having an aggregate Fair Market Value equal to the amount to be tendered to the extent the use of such Shares does not have any adverse consequences to the Company for financial accounting purposes (as determined by the Committee), (iii) any other legal form of consideration deemed acceptable by the Board, or (iv) a combination thereof.  In addition, unless the Incentive Award Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.  However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Incentive Award Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option.  Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, shall have none of the rights of a stockholder.

(f)                                   Conditions to Exercise of an Option.  Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Incentive Award Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part.  Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion.

Furthermore, if the recipient of an Option receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan.  The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(g)                                  Transferability of Options.  An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances.  The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion.  Notwithstanding the foregoing, except as otherwise provided in the Incentive Award Agreement, a NQSO may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Incentive Award Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares.  In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Incentive Award Agreement and other agreements with the Participant.

(h)                                 Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

(i)                                     ISO Tax Treatment Requirements.  With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d) and instead shall be treated as a NQSO.  The rule of the preceding sentence is applied in the order in which Options are granted.

(j)                                    Potential Repricing of Stock Options.  With respect to any Option granted pursuant to, and under, this Plan, the Board (or a committee thereof) may determine that the repricing of all or any portion of existing outstanding Options is appropriate without the need for any additional approval of the Stockholders of the Company.  For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for another Option, a Restricted Stock Award, or other equity in the Company.

7.3                               Terms and Conditions of Stock Appreciation Rights.  A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option.  A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a SAR Exercise Price that shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right, not less than one hundred percent (100%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted.  The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(a)                                 Payment.  Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Incentive Award Agreement or, in the absence of such provision, as the Board may determine.

(b)                                 Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Incentive Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part.  Furthermore, if the recipient of a Stock Appreciation Right receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Stock Appreciation Right may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan.

(c)                                  Transferability of Stock Appreciation Rights.  Except as otherwise provided in a Participant’s Incentive Award Agreement, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Incentive Award Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances in accordance with the terms and provisions of the Incentive Award Agreement governing such Stock Appreciation Right.  The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its sole and absolute discretion.  Notwithstanding the foregoing, except as otherwise provided in the Incentive Award Agreement, (A) a Stock Appreciation Right which is granted in connection with the grant of a NQSO may be transferred, but only with the NQSO, and (B) a Stock Appreciation Right which is not granted in connection with the grant of a NQSO, may be transferred by the Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Incentive Award Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right.  In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Incentive Award Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right.

(d)                                 Special Provisions for Tandem SAR’s.  A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised.  A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

(e)                                  Code §409A Requirements.  A Stock Appreciation Right must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.”  No Stock Appreciation Right should be granted under this Plan without careful consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Stock Appreciation Right.

7.4                               Terms and Conditions of Restricted Stock Awards.

(a)                                       Grants of Restricted Stock Awards.  Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board.  Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established by the Board, which goals shall be pursuant to the business criteria listed in Section 14 to the extent the Board intends the Restricted Stock Award to meet the Performance-Based Exception, or based upon any other criteria that the Board may determine appropriate.  Any Restricted Stock Award which becomes exercisable based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception.  The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment to the extent permitted under applicable law; provided, however, if the recipient of a Restricted Stock Award receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the recipient may not pay any amount for such Restricted Stock Award during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b)                                       Acceleration of Award.  The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant.

(c)                                        Necessity of Incentive Award Agreement.  Each grant of a Restricted Stock Award shall be evidenced by an Incentive Award Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan.  The Board shall have complete discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

(d)                                       Restrictions on Shares Awarded.  Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board.  The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the Restricted Stock Award, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Restricted Stock Award prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s stock, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(e)                                        Transferability of Restricted Stock Awards.  Except as otherwise permitted in the Incentive Award Agreement, a Restricted Stock Award may not be transferred by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(f)                                         Voting, Dividend & Other Rights.  Unless the applicable Incentive Award Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and shall receive dividends during the periods of restriction.

7.5                               Terms and Conditions of Restricted Stock Units.

(a)                                 Grants of Restricted Stock Units.  A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Incentive Award Agreement evidencing such award.  Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate.  The Board may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment; provided, however, if the recipient of a Restricted Stock Unit receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, no payment for the Restricted Stock Unit may be made by the recipient during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b)                                 Vesting of Restricted Stock Units.  The Board shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements, if any.  Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units subject to such Incentive Award Agreement shall remain subject to forfeiture.   The performance goals established by the Board shall be pursuant to the terms and the business criteria listed in Section 14 to the extent the Board intends the Restricted Stock Unit to meet the Performance-Based Exception.

(c)                                  Acceleration of Award.  The Board shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant.

(d)                                 Necessity of Incentive Award Agreement.  Each grant of Restricted Stock Unit(s) shall be evidenced by an Incentive Award Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its sole discretion, deems consistent with the terms of this Plan.  The Board shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

(e)                                  Transferability of Restricted Stock Units.  Except as otherwise provided in a Participant’s Restricted Stock Unit Award, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(f)                                   Voting, Dividend & Other Rights.  Unless the applicable Incentive Award Agreement provides for dividend equivalents pursuant to Section 7.5(h) below, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units.

(g)                                  Code §409A Requirements.  A Restricted Stock Unit must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.”  Restricted Stock Units shall be granted with terms that require the delivery of the Shares or cash, as applicable, no later than two and one-half months after the respective Restricted Stock Units vest, unless such Restricted Stock Units have been drafted to comply with or otherwise be exempt from Code §409A.

(h)                                 Dividend Equivalents.  Unless otherwise determined by the Board at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Board shall determine or permit the Participant to elect.

7.6                               Dividend Equivalents.  The Board is authorized to grant Dividend Equivalents to any Eligible Recipient entitling the Eligible Recipient to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Incentive Award.  The terms of an award of Dividend Equivalents shall be set forth in a written Incentive Award Agreement which shall contain provisions determined by the Board and not inconsistent with the Plan.  The Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Board may specify.  Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Board, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

7.7                               Other Stock-Based Awards.  The Board is authorized, subject to limitations under applicable law, to grant to any Eligible Recipient such other Incentive Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Incentive Awards with value and payment contingent upon performance of the Company or any other factors designated by the Board, and Incentive Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Affiliates or business units.  The Board shall determine the terms and conditions of such Other Stock-Based Awards.  The terms of any Incentive Award pursuant to this Section shall be set forth in a written Incentive Award Agreement which shall contain provisions determined by the Board and not inconsistent with the Plan.  Shares delivered pursuant to an Incentive Award in the nature of a purchase right granted under this Section shall be purchased for such consideration (including without limitation loans from the Company or an Affiliate), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Incentive Awards or other property, as the Board shall determine.   Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section.  Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Board, each such Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

Section 8.

SECURITIES REGULATION

Each Incentive Award Agreement may provide that, upon the receipt of Shares as a result of the exercise of an Incentive Award or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.  Each Incentive Award Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.  Certificates representing the Shares transferred upon the exercise of an Incentive Award granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

Section 9.

LIFE OF PLAN

No Incentive Award shall be granted under this Plan on or after the earlier of:

(a)                                 the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Incentive Awards have been exercised in full or no longer are exercisable, or

(b)                                 the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Incentive Awards granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

This Plan shall continue in effect until all outstanding Incentive Awards have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

Section 10.

ADJUSTMENT AND CORPORATE TRANSACTION

Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any individual under Section 3 of this Plan, the number of Shares subject to Incentive Awards granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits.  Furthermore, the Board shall adjust (in a manner that satisfies the requirements of Code §424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Incentive Awards granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) that provides for the substitution or assumption of such Incentive Awards.  If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Incentive Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward.  An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

In the event of a corporate transaction described in Code §424(a) other than such corporate transaction that also qualifies as a Change of Control, all Incentive Awards shall be either assumed, continued or substituted for in connection with the corporate transaction.  Any assumption or substitution shall not result in any decrease in the benefits or economic value provided under each Incentive Award.

Section 11.

CHANGE OF CONTROL OF THE COMPANY

11.1                        General Rule for Options.  Except as otherwise provided in an Incentive Award Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)                                 Accelerate the vesting and/or exercisability of such Non-Assumed Option; and/or

(b)                                 Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of the Action Effective Date; and/or

(c)                                  Unilaterally cancel such Non-Assumed Option in exchange for:

(i)                                           whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; or

(ii)                                  cash or other property equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

(d)                                 Unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

(e)                                  Unilaterally cancel such Non-Assumed Option and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Option is an Insider and subject to Section 16 of the Exchange Act at the time of the Change of Control, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.  Unless an Incentive Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.2                           General Rule for SARs.  Except as otherwise provided in an Incentive Award Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Appreciation Rights granted under this Plan, with respect to any Stock Appreciation Right granted under this Plan that is not so assumed or substituted (a “Non-Assumed SAR”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed SARs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)                                  Accelerate the vesting and/or exercisability of such Non-Assumed SAR; and/or

(b)                                 Unilaterally cancel any such Non-Assumed SAR which has not vested or which has not become exercisable as of the Action Effective Date; and/or

(c)                                  Unilaterally cancel such Non-Assumed SAR in exchange for:

(i)                                     whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; or

(ii)                                  cash or other property equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; and/or

(d)                                 Unilaterally cancel such Non-Assumed SAR after providing the holder of such SAR with (1) an opportunity to exercise such Non-Assumed SAR to the extent vested and/or exercisable within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

(e)                                  Unilaterally cancel such Non-Assumed SAR and notify the holder of such SAR of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the SAR Exercise Price for such Non-Assumed SAR.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed SAR is an Insider and subject to Section 16 of the Exchange Act at the time of the Change of Control, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.  Unless an Incentive Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a SAR.

11.3                           General Rule for Restricted Stock Units.  Except as otherwise provided in an Incentive Award Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Restricted Stock Units granted under this Plan, with respect to any Restricted Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed RSU”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed RSUs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)                                  Accelerate the vesting of such Non-Assumed RSU; and/or

(b)                                 Unilaterally cancel any such Non-Assumed RSU which has not vested as of the Action Effective Date; and/or

(c)                                  Unilaterally cancel such Non-Assumed RSU in exchange for:

(i)                                     whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that are equal to the number of Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); or

(ii)                                  cash or other property equal in value to the Fair Market Value of the Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); and/or

(d)                                 Unilaterally cancel such Non-Assumed RSU and notify the holder of such RSU of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting) is zero.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed RSU is an Insider and subject to Section 16 of the Exchange Act at the time of the Change of Control, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange

Act.  Unless an Incentive Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an RSU.

11.4                           General Rule for Restricted Stock Awards.  Except as otherwise provided in an Incentive Award Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assignment of the forfeiture or repurchase rights for all Restricted Stock Awards granted under this Plan, with respect to any Restricted Stock Award granted under this Plan where the forfeiture or repurchase rights are not assigned (a “Non-Assumed Restricted Stock Award”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Restricted Stock Award, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)                                  Accelerate the vesting of such Non-Assumed Restricted Stock Award (i.e., cancel any forfeiture or repurchase right); and/or

(b)                                 Unilaterally exercise the forfeiture or repurchase right for any such Non-Assumed Restricted Stock Award which has not vested as of the Action Effective Date; and/or

(c)                                  Unilaterally repurchase such Non-Assumed Restricted Stock Award in exchange for cash or other property equal in value to the Fair Market Value of the Shares subject to such Non-Assumed Restricted Stock Award determined as of the Action Effective Date (taking into account vesting); and/or

(d)                                 Unilaterally cancel such Non-Assumed Restricted Stock Award and notify the holder of such Restricted Stock Award of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed Restricted Stock Award determined as of the Action Effective Date (taking into account vesting) is zero.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Restricted Stock Award is an Insider and subject to Section 16 of the Exchange Act at the time of the Change of Control, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.  Unless an Incentive Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a Restricted Stock Award.

11.5                           General Rule for Other Incentive Award Agreements.  If a Change of Control occurs, then, except to the extent otherwise provided in the Incentive Award Agreement pertaining to a particular Incentive Award or as otherwise provided in this Plan, each Incentive Award shall be governed by applicable law and the documents effectuating the Change of Control.

Section 12.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Incentive Awards under Section 6.  Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the Exercise Price of Options issued under the Plan, or a change to the provisions of Section 7.2(j)) may also be required pursuant to rules promulgated by an established stock exchange or a national market system if the Company is, or become, listed or traded on any such established stock exchange or national market system, or for the Plan to continue to be able to issue Incentive Awards which meet the Performance-Based Exception.  The Board also may suspend the granting of Incentive Awards under this Plan at any time and may terminate this Plan at any time.  The Company shall have the right to modify, amend or cancel any Incentive Award after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Incentive Award recipient under the Incentive Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Incentive Award shall not be deemed as a diminishment of rights or benefits of such Incentive Award), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Incentive Award Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Section 13.

MISCELLANEOUS

13.1                           Stockholder Rights.  No Participant shall have any rights as a stockholder of the Company as a result of the grant of an Incentive Award to him or to her under this Plan or his or her exercise of such Incentive Award pending the actual delivery of Shares subject to such Incentive Award to such Participant.

13.2                           No Guarantee of Continued Relationship.  The grant of an Incentive Award to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Incentive Award Agreement that evidences his or her Incentive Award.

13.3                           Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Incentive Award, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to an Incentive Award.  Whenever Shares are to be issued to a Participant upon exercise of an Option or a Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, or grant of or substantial vesting of a Restricted Stock Award, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, or as a condition to the grant or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Incentive Award Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant or substantial vesting.  However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.  Unless the Incentive Award Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Incentive Award.  Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

13.4                           Notification of Disqualifying Dispositions of ISO Options.  If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service.  The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes.  Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5                           Transfer.  The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.  However, notwithstanding the foregoing, a termination of employment may nonetheless occur for purposes of determining whether an Option will satisfy the requirements of the Code to be an ISO.

13.6                           Construction.  This Plan shall be construed under the laws of the State of Maryland.

Section 14.

PERFORMANCE CRITERIA

14.1                           Performance Goal Business Criteria.  Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Incentive Awards to Employees and Key Persons pursuant to this Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by a Committee composed of two (2) or more Outside Directors for purposes of such grants shall be chosen from among the following:

(a)                                  Earnings per share;

(b)                                 Net income (before or after taxes);

(c)                                  Return measures (including, but not limited to, return on assets, equity or sales);

(d)                                 Cash flow return on investments which equals net cash flows divided by owners equity;

(e)                                  Earnings before or after taxes, depreciation and/or amortization;

(f)                                    Gross revenues;

(g)                                 Operating income (before or after taxes);

(h)                                 Total stockholder returns;

(i)                                     Corporate performance indicators (indices based on the level of certain services provided to customers);

(j)                                     Cash generation, profit and/or revenue targets;

(k)                                  Growth measures, including revenue growth, as compared with a peer group or other benchmark;

(l)                                     Share price (including, but not limited to, growth measures and total stockholder return); and/or

(m)                               Pre-tax profits.

14.2                           Discretion in Formulation of Performance Goals.  The Board shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Incentive Awards that are to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Incentive Awards downward).

14.3                           Performance Periods.  The Board shall have the discretion to determine the period during which any performance goal must be attained with respect to an Incentive Award.  Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).

14.4                           Modifications to Performance Goal Business Criteria.  In the event that the applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures noted above without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Board determines that it is advisable to grant Incentive Awards that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m); otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.